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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

Dividend Capital Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-86234	82-0538520
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, Suite 1700, Denver, CO
(Address of principal executive offices)

(303) 228-2200
(Registrant's telephone number)

Item 2. Acquisition or Disposition of Assets

        Purchase of Chickasaw Distribution Facility.    On July 22, 2003, Dividend Capital Trust Inc. (the "Company") purchased two one-story, distribution facilities, located in Memphis, Tennessee (the "Property"), that were constructed in 2000. The Property contains approximately 392,000 rentable square feet and is located on approximately 24.2 acres of land. The purchase price for the Property was $14,280,000, which was paid from proceeds from our public offering under a registration statement filed on April 15, 2002. The total cost of the Property, including closing costs and other expenses (including an acquisition fee of $428,000 payable to our advisor, Dividend Capital Advisors, LLC) was approximately $14,800,000.

        The Property was purchased from Industrial Developments International, LP. (the "Seller"), an unrelated party. The purchase price was determined through negotiations between the Seller and our advisor.

        For a more complete description of this transaction, please see our press release dated July 22, 2003, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements And Exhibits.

        To be filed by amendment. Pursuant to Item 7(b)(2) of Form 8-K, the registrant hereby undertakes to file financials statements filed in response to this item on an amendment to the Current Report on Form 8-K no later than 60 days after August 6, 2003.

(c)
Exhibits

Exhibit Number	Exhibit Title
99.1	Press release dated July 22, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVIDEND CAPITAL TRUST INC.
August 4, 2002	By:	/s/ EVAN H. ZUCKER Evan H. Zucker President

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements And Exhibits.
SIGNATURES